UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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ALMOST FAMILY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 21, 2006

To Our Stockholders:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Almost Family, Inc. on Monday, May 22, 2006. The meeting will be held at the Company’s headquarters at 9510 Ormsby Station Road, Suite 300, Louisville, Kentucky, at 9:00 a.m. local time.

The official Notice of Annual Meeting, Proxy Statement and Proxy Card are enclosed with this letter.

Please take the time to read carefully the two proposals for stockholder action described in the accompanying proxy materials. Whether or not you plan to attend, you can ensure that your shares are represented at the meeting by promptly completing, signing and dating your proxy form and returning it in the enclosed envelope. If you attend the meeting, you may revoke your proxy and vote your shares in person.

Your interest and participation in the affairs of the Company are greatly appreciated. Thank you for your continued support.

Sincerely,

William B. Yarmuth
Chairman of the Board,
President & CEO

ALMOST FAMILY, INC.

9510 Ormsby Station Road, Suite 300

Louisville, Kentucky  40223

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 22, 2006

To the Stockholders:

The Annual Meeting of Stockholders (the “Annual Meeting”) of Almost Family, Inc. (the “Company”), will be held at the Company’s headquarters, 9510 Ormsby Station Road, Suite 300, Louisville, Kentucky, on Monday, May 22, 2006, at 9:00 a.m. local time for the following purposes:

(1)           To elect a Board of seven directors to serve until the next annual meeting of stockholders;

(2)           To ratify the appointment of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending December 31, 2006; and

(3)           To transact such other business as may properly come before the meeting or any adjournments thereof.

A Proxy Statement describing matters to be considered at the Annual Meeting is attached to this Notice. Only stockholders of record at the close of business on April 11, 2006, are entitled to receive notice of and to vote at the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection for a period of ten days before the meeting at the Company’s offices located at 9510 Ormsby Station Road, Suite 300, Louisville, Kentucky.

By Order of the Board of Directors

C. Steven Guenthner
Secretary

Louisville, Kentucky

April 21, 2006

IMPORTANT

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE WHICH HAS BEEN PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

ALMOST FAMILY, INC.

9510 Ormsby Station Road, Suite 300

Louisville, Kentucky  40223

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 22, 2006

Introduction

This proxy statement and accompanying proxy are being furnished in connection with the solicitation of proxies by the board of directors (the “Board”) of Almost Family, Inc., a Delaware corporation (the “Company”), to be voted on at the Annual Meeting of Stockholders (the “Annual Meeting”) and any adjournments thereof. In this proxy statement, references to the “Company,” “we,” “us,” or “our” refer to Almost Family, Inc. This proxy statement and accompanying proxy are first being mailed to stockholders on or about April 21, 2006.

Date, Time and Place

The Annual Meeting will be held at the Company’s headquarters, at 9510 Ormsby Station Road, Suite 300, Louisville, Kentucky, on Monday, May 22, 2006, at 9:00 a.m., local time, for the purposes set forth in this proxy statement and the accompanying Notice of Annual Meeting.

Record Date and Voting Securities

The Board has fixed the record date (the “Record Date”) for the Annual Meeting as the close of business on April 11, 2006. Only stockholders of record of our common stock, par value $.10 per share (the “Common Stock”) at the close of business on the Record Date will be entitled to vote at the meeting and at any adjournment or postponement thereof. At the close of business on the Record Date, there were outstanding 2,418,012 shares of Common Stock (each of which is entitled to one vote per share on all matters to be considered at the Annual Meeting).

The presence in person or by proxy of the holders of a majority in voting power of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock represented by properly executed proxies received before the close of voting at the Annual Meeting will be voted as directed by the stockholders, unless revoked as described below. Under Delaware law, proxies marked as abstentions are not counted as votes cast, but will be considered present and entitled to vote to determine if a quorum exists. In addition, shares held in street name that have been designated by brokers on proxy cards as not voted will not be counted as votes cast, but will be considered present and entitled to vote to determine if a quorum exists.

Voting of Proxies

If no instructions are given, shares represented by executed but unmarked proxies will be voted FOR election of the individuals nominated as directors and FOR ratification of the selection of Ernst & Young LLP as the Company’s independent auditors for the current fiscal year. If any other matter is brought before the annual meeting, shares represented by proxies will be voted by the proxy holders as directed by a majority of the Board.

Revocability of Proxies

A stockholder who completes and returns the proxy that accompanies this proxy statement may revoke that proxy at any time before the closing of the polls at the Annual Meeting. A stockholder may revoke a proxy by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, the Secretary of the Company at the Company’s main office address at any time before the annual meeting. Stockholders may also revoke proxies by delivering a duly executed proxy bearing a later date to the inspector of election at the Annual Meeting before the close of voting, or by attending the Annual Meeting and voting in person. You may attend the Annual Meeting even though you have executed a proxy, but the presence of a stockholder at the Annual Meeting will not automatically revoke that stockholder’s proxy.

Solicitation of Proxies

The original solicitation of proxies by mail may be supplemented by telephone and other means of communication and through personal solicitation by officers, directors and other employees of the Company, at no compensation. Proxy materials will also be distributed through brokers, custodians and other like parties to the beneficial owners of Common Stock, and the Company will reimburse such parties for their reasonable out-of-pocket and clerical expenses incurred in connection therewith.

Votes Required

Each of the proposals will be considered separately.

Election of Directors

The affirmative vote of a plurality of the votes entitled to be cast by the holders of Common Stock present in person or represented by proxy is required to elect each nominee. Proxies cannot be voted for a greater number of persons than are named. Abstentions from voting and broker “non-votes” on the election of directors will have no effect since they will not represent votes cast at the Annual Meeting for the purpose of electing directors.

Ratification of the Appointment of the Independent Auditor

The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending December 31, 2006 must be approved by the affirmative vote of a majority of the votes cast at the Annual Meeting. For the purposes of this vote, a vote to abstain and a broker “non-vote” will have no effect on the vote on such proposal.

Other Matters

As of the date of this proxy statement, the Board knows of no matters that will be presented for consideration at the Annual Meeting other than those matters discussed in this proxy statement. If any other matters properly come before the Annual Meeting and call for a vote of stockholders, validly executed proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board, or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, seven directors will be elected to serve until the next annual meeting of stockholders. To be elected, a nominee must receive a plurality of the votes cast in the election at the Annual Meeting. Proxies cannot be voted for a greater number of persons than are named. Although it is not anticipated that any of the nominees listed below will decline or be unable to serve, if that should occur, the proxy holders may, in their discretion, vote for substitute nominees.

Nominees for Election as Directors

Set forth below is a list of Board members who will stand for re-election at the Annual Meeting, together with their ages, all Company positions and offices each person currently holds and the year in which each person joined the Board.

Name	Age	Position or Office	Director Since
William B. Yarmuth	53	Chairman of the Board, President and Chief Executive Officer	1991

Steven B. Bing	59	Director	1992

Donald G. McClinton	72	Director	1994

Tyree G. Wilburn	53	Director	1996

Jonathan D. Goldberg	54	Director	1997

W. Earl Reed, III	54	Director	2000

Henry M. Altman, Jr.	69	Director	2004

William B. Yarmuth. Mr. Yarmuth has been a director of the Company since 1991, when the Company acquired National Health Industries (“National”), where Mr. Yarmuth was Chairman, President and Chief Executive Officer. After the acquisition, Mr. Yarmuth became the President and Chief Operating Officer of the Company. Mr. Yarmuth became Chairman and CEO in 1992. He was Chairman of the Board, President and Chief Executive Officer of National from 1981 to 1991.

Steven B. Bing. Mr. Bing was elected a director in January 1992. Mr. Bing is a principal and Chief Operating Officer of Prosperitas Investment Partners, L.P., a private investment company located in Louisville, Kentucky. He is also a director of various closely-held business entities. Since 2005, Mr. Bing has served as Sr. Vice President of Sales & Marketing, New Business and Video Services for National Rural Telecommunications Cooperative, a large member owned cooperative in Herndon, Virginia serving in excess of 1,200 telephone and electric cooperatives across the country.

Donald G. McClinton. Mr. McClinton was elected a director in October 1994. Mr. McClinton was President and part owner of Skylight Thoroughbred Training Center, Inc., a thoroughbred training center, until July 2002, when it was sold. From 1986 to 1994, Mr. McClinton was co-chairman of Interlock Industries, a privately held conglomerate in the metals and transportation industries.

Tyree G. Wilburn. Mr. Wilburn was elected a director in January 1996. Mr. Wilburn is Chairman of the Board, President and Chief Executive Officer of Merit Health Systems, LLC, a private hospital management company. He was a private investor from 1996 to 2002. From 1992 to 1996, Mr. Wilburn was Chief Development Officer of Community Health Systems, Inc., and, most recently, Executive Vice President and Chief Financial and Development Officer. From 1974 to 1992, Mr. Wilburn was with Humana Inc. where he held senior and executive positions in mergers and acquisitions, finance, planning, hospital operations, audit and investor relations. He is also a director of several private companies.

Jonathan D. Goldberg. Mr. Goldberg was elected a director in February 1997. Mr. Goldberg is the managing partner of the law firm of Goldberg and Simpson in Louisville, Kentucky and has served in that capacity since 1991.

W. Earl Reed, III. Mr. Reed was elected a director in November 2000. Since August 2005, Mr. Reed has served as Chief Executive Officer and Chairman of the Board of LifeCare Holdings, Inc., a privately owned operator of 18 long-term hospitals. Before joining LifeCare, Mr. Reed served as Chief Executive Officer of The Allegro Group, a healthcare financial advisory firm that advised public and private healthcare organizations from 1998 to 2005. From May 2000 to December 2001, Mr. Reed served as Chairman, President and Chief Executive Officer of Rehab Designs of America Corporation, a private venture capital backed orthotics and prosthetics healthcare company, as part of a turnaround project. From 1987 to 1998, Mr. Reed was Chief Financial Officer and member of the board of directors of Vencor, Inc.

Henry M. Altman, Jr. Mr. Altman was elected a director in 2004. Mr. Altman retired in 2002 following over 40 years of experience in public accounting, most recently serving as the president and managing director of the Deming, Malone, Livesay & Ostroff CPA firm. He is currently the owner of Altman Consulting, an independent business consulting firm. Mr. Altman currently serves on the boards of Jewish Hospital & St. Mary’s HealthCare and University Medical Center in Louisville, Kentucky, and the American Hospital Association’s Leadership Development Committee. He also serves on the boards of Louisville Medical Center Development Corporation, the Institute for Bioethics, Health Policy and Law, and Republic Bancorp. In 2001, Mr. Altman was presented with the inaugural Kentucky Hospital Association Health Care Governance Award.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE SEVEN NOMINEES FOR DIRECTOR OF THE COMPANY.

Meetings of the Board of Directors

The Board met on five occasions during the fiscal year ended December 31, 2005. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board and its committees on which such director served during his period of service. In addition, all members of the Board are expected to attend the Annual Meeting and did so in 2005.

Committees of the Board of Directors

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Audit Committee. As described in its charter, the principal duties of the Audit Committee include appointing the Company’s independent auditors, reviewing the scope of the audit, reviewing the corporate accounting practices and policies with the independent auditors, reviewing with the independent auditors their final report, reviewing with independent auditors overall accounting and financial controls and consulting with the independent auditors. A copy of the Audit Committee charter is attached to this proxy statement as an appendix. All of the members of the Audit Committee are “independent,” as that term is defined under Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards and meet the criteria for independence under the Sarbanes-Oxley Act of 2002 and the rules adopted by the Securities and Exchange Commission. The members of the Audit Committee are Messrs. Goldberg, Reed (Chair), and Wilburn. The Board has designated Reed as the “audit committee financial expert” within the meaning of the SEC rules. The Audit Committee held six meetings during 2005.

Compensation Committee. The principal duties of the Compensation Committee are to review the compensation of directors and officers of the Company and to prepare recommendations and periodic reports to the Board concerning such matters. The Compensation Committee also administers the Company’s employee stock option plans. All of the members of the Compensation Committee are “independent” under all applicable rules, including the listing standards under Rule 4200(a)(15) of the National Association of Securities Dealers and the requirements of the Securities and Exchange Commission. The members of the Compensation Committee are Messrs. Bing, Goldberg, McClinton (Chair), Reed, Smith, and Wilburn. The Compensation Committee held one meeting during 2005.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee was initially formed in March 2004. The Board has adopted a written charter for the Nominating and Corporate Governance Committee, which charter sets forth the functions and responsibilities of the Nominating and Corporate Governance Committee. A copy of the Nominating and Corporate Governance Committee charter was attached as an appendix to our proxy statement for fiscal 2003. As described in its charter, the Nominating and Corporate Governance Committee exercises general oversight with respect to the governance of the Board, including with respect to the identification and recommendation to the Board of proposed nominees for election to the Board. All of the members of the Nominating and Corporate Governance Committee are “independent” under all applicable rules, including the listing standards under Rule 4200(a)(15) of the National Association of Securities Dealers and the requirements of the Securities and Exchange Commission. The members of the Nominating and Corporate Governance Committee are Messrs. Bing, Goldberg (Chair) and Wilburn. The Nominating and Corporate Governance Committee held one meeting during 2005.

Policy Regarding Consideration of Candidates for Director

Stockholder Nominees

The Nominating and Corporate Governance Committee will consider stockholder recommendations for director nominees at the 2007 annual meeting if stockholders comply with the requirements of the Company’s by-laws; a copy of the relevant section of the by-laws may be obtained from the Company’s Secretary. To be considered timely for the 2007 annual meeting, stockholders should submit nominations, if any, not less than 30 days before the 2007 annual meeting, to the Company’s Corporate Secretary, at 9510 Ormsby Station Road, Suite 300, Louisville, Kentucky, 40223. Stockholder nominations should include, among other items, the name, age, business address and residence address of the nominee, the principal occupation or employment of the nominee, the class and number of shares of Common Stock which are beneficially owned by the nominee on the date such nomination is submitted, any other information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case, pursuant to Regulation 14A under the Securities Exchange Act of 1934. The stockholder nominating such nominee should also include the name and address of such stockholder and any other stockholders known by such stockholder to be supporting such nominee as they appear on the Company’s books along with the class and number of shares of Common Stock which are beneficially owned on the date of the nomination by such stockholder and by any other stockholders known by such stockholder to be supporting such nominee.

Director Qualifications

The Nominating and Corporate Governance Committee seeks to ensure that the majority of directors qualify as “independent” under all applicable rules, including the listing standards under Rule 4200(a)(15) of the National Association of Securities Dealers and the requirements of the Securities and Exchange Commission. The Nominating and Corporate Governance Committee will review with the Board the requisite skills and characteristics for potential nominees. This assessment will include consideration of the nominees’ qualification as independent as well as their background, board skill needs, diversity and business experience. The Board will seek individuals who have displayed high ethical standards, integrity and sound business judgment.

The Nominating and Corporate Governance Committee may also consider such other factors as it may deem are in the best interest of the Company and its stockholders. The manner in which the Nominating and Corporate Governance Committee evaluates a potential nominee will not differ based on whether the nominee is recommended by a stockholder of the Company.

The Company does not pay a third party fee to assist in identifying and evaluating nominees, but the Company does not preclude the potential for using such services if needed as may be determined at the discretion of the Nominating and Corporate Governance Committee.

Compensation of Directors

Directors who are not also employees of the Company are entitled to compensation at a rate of $2,000 for each Board meeting attended, $500 for each independently scheduled committee meeting attended, other than the Audit Committee, and $2,000 for each independently scheduled Audit Committee meeting attended. In addition, non-employee directors are eligible to receive stock options under the Almost Family, Inc. 2000 Stock Option Plan. During 2005, options for 10,000 shares were granted to Mr. Altman.

Code of Ethics

The Board has approved and adopted a Code of Ethics and Business Conduct that applies to all directors, officers and employees, including the principal executive and financial officers, the controller and the principal accounting officer of the Company. The Code of Ethics and Business Conduct is available in its entirety on the Company’s website, www.almost-family.com. The Company intends to post amendments to, or waivers from, its Code of Ethics and Business Conduct, if any, that apply to the principal executive and financial officers, the controller or the principal accounting officer on its website.

PROPOSAL 2

RATIFICATION OF INDEPENDENT AUDITOR

Pursuant to prior authorization of the Company’s Board, the Audit Committee has appointed the firm of Ernst & Young LLP to serve as the independent public accountants to audit the financial statements of the Company for the year ended December 31, 2006. Accordingly, a resolution will be presented at the Annual Meeting to ratify the appointment of Ernst & Young

LLP. If the stockholders fail to ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider such appointment. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders. One or more representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

STOCK OWNERSHIP INFORMATION

The following table sets forth as of the Record Date certain information with respect to the beneficial ownership of the Company’s Common Stock of (i) the Chief Executive Officer and the three other persons serving as executive officers of the Company at the end of 2005, along with Mary A. Yarmuth, who had served as an executive officer during a portion of 2005, (collectively, the “Named Executive Officers”), (ii) each director or nominee for director of the Company, (iii) all directors and executive officers as a group and (iv) each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock. The Company has no shares of Preferred Stock outstanding.

Shares of Common Stock Beneficially Owned (1)

Directors and Executive Officers	Amount and Nature of Beneficial Ownership		Percent of Class

William B. Yarmuth 100 Mallard Creek Road, Suite 400 Louisville, KY 40207	572,842	(2)	21.9%

Mary A. Yarmuth 100 Mallard Creek Road, Suite 400 Louisville, KY 40207	572,842	(3)	21.9%

C. Steven Guenthner	97,293	(4)	4.0%

Steven B. Bing	340		*

Donald G. McClinton	46,686	(5)	1.9%

Tyree G. Wilburn	28,000	(6)	1.2%

Jonathan D. Goldberg	44,381	(7)	1.8%

Wayne T. Smith 155 Franklin Road, Suite 400 Franklin, TN 37027-4600	129,444	(8)	5.3%

W. Earl Reed, III	72,278	(9)	3.0%

Henry M. Altman, Jr.	5,000	(10)	*

Patrick T. Lyles	53,300	(11)	2.2%

Anne T. Liechty	22,940	(12)	*

Directors and Named Executive Officers as a Group (12 persons)	1,072,504	(13)	37.9%

Other Five Percent Beneficial Owners

Banque Carnegie Luxembourg S.A. Carnegie Fund Management Company, S.A. Centre Europe 5, Place de la Gare L—1616 Luxembourg Grand-Duchy of Luxemborg	223,000	(14)	9.2%

Yarmuth Family Limited Partnership 100 Mallard Creek Road, Suite 400 Louisville, KY 40207	157,723	(15)	6.5%

David T. Russell 1414 Greenfield Avenue, Apt. 302 Los Angeles, CA 90025	162,622		6.7%

*  Represents less than 1% of class.

(1)           Based upon information furnished to the Company by the named persons, and information contained in filings with the Securities and Exchange Commission (the “Commission”). Under the rules of the Commission, a person is deemed to beneficially own shares over which the person has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days, and such shares are deemed to be outstanding for the purpose of computing the percentage beneficially owned by such person or group. Unless otherwise indicated, the named person has the sole voting and investment power with respect to the number of shares of Common Stock set forth opposite such person’s name.

(2)           Includes 2,962 shares as to which Mr. Yarmuth shares voting and investment power pursuant to a family trust and an option for 200,000 shares vested and exercisable in addition to 153,208 shares owned directly by Mrs. Yarmuth.

(3)           Includes the same ownership components as stated for Mr. Yarmuth.

(4)           Includes 40,000 shares subject to currently exercisable options.

(5)           Includes 8,000 shares subject to currently exercisable options and 14,186 phantom shares within the Non-Employee Directors Deferred Compensation Plan.

(6)           Includes 8,000 shares subject to currently exercisable options.

(7)           Includes 18,000 shares subject to currently exercisable options and 22,381 phantom shares within the Non-Employee Directors Deferred Compensation Plan.

(8)           Includes 110,625 shares held by a non-profit foundation through which Mr. Smith has shared voting and investment power. Includes 5,500 shares subject to currently exercisable options and 13,319 phantom shares within the Non-Employee Directors Deferred Compensation Plan.

(9)           Includes 16,000 shares subject to currently exercisable options and 6,278 phantom shares within the Non-Employee Directors Deferred Compensation Plan.

(10)         Includes 5,000 shares subject to currently exercisable options.

(11)         Includes 45,000 shares subject to currently exercisable options.

(12)         Includes 17,500 shares subject to currently exercisable options.

(13)         Includes currently exercisable options held by all directors and executive officers as a group to purchase 363,000 shares of Common Stock and 56,164 phantom shares held by Non-Employee Directors within the Non-Employee Directors Deferred Compensation Plan.

(14)         Based upon a Schedule 13G filed with the Commission as of July 6, 2005, Banque Carnegie Luxembourg, S.A., Carnegie Fund Management Company, S.A., Carnegie Investment Bank, AB and D. Carnegie & Co. AB have shared voting and/or dispositive power with respect to 223,000 shares of Common Stock.

(15)         Robert N. Yarmuth is the general partner and is the brother of William B. Yarmuth.

EXECUTIVE COMPENSATION

The following table sets forth information concerning compensation paid by the Company for services rendered in all capacities during the years ended December 31, 2005, 2004, and 2003 to the Chief Executive Officer and the other Named Executive Officers, each of whom earned over $100,000 in salary and bonus during 2005. Bonus amounts for 2005 reflect the executive officers’ portion of a discretionary bonus after the sale of the Adult Day Care segment. The Compensation Committee anticipates additional bonus amounts may be awarded for 2005 performance, but such amounts have yet to be determined. Bonus amounts for 2003 reflect the executive officers’ portion of a discretionary holiday bonus.

Summary Compensation Table

	Annual Compensation		Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Earned Bonus ($)	Securities Underlying Options (#)	All Other Compensation ($)(1)
William B. Yarmuth	2005	250,000	50,000	0	700
Chairman of the Board,	2004	254,808	0	0	395
President and Chief Executive Officer	2003	250,000	0	0	3,000

C. Steven Guenthner	2005	177,624	36,507	0	0
Senior Vice President	2004	175,670	0	0	0
Secretary/Treasurer and Chief Financial Officer	2003	169,950	1,148	0	0

Patrick T. Lyles	2005	145,328	36,507	0	0
Senior Vice President	2004	143,729	0	0	0
	2003	139,050	1,148	0	0

Anne T. Liechty	2005	152,207	26,550	0	700
Senior Vice President –	2004	146,988	0	0	395
Visiting Nurse Operations	2003	139,050	1,148	0	2,514

Mary A. Yarmuth	2005	124,202	50,000	0	323,744
former Senior Vice	2004	159,700	0	0	395
President – Adult Day Care	2003	154,500	1,148	0	3,000

Employment Agreement and Change of Control Agreement

The Company has a year-to-year employment agreement with William B. Yarmuth, its Chairman of the Board, President and Chief Executive Officer. Under the terms of the agreement, Mr. Yarmuth earned an annual base salary of $250,000 in fiscal 2005. In addition, Mr. Yarmuth is contractually eligible for a performance based cash incentive of 50% of his

(1)  Except with respect to a severance payment of $323,744 paid to Ms. Yarmuth in 2005, all amounts reflect the Company’s contribution to the 401(k) deferred contribution retirement plan.  Ms. Yarmuth’s employment with the Company terminated on September 30, 2005.

annual base salary. The agreement includes a covenant not to compete for a period of two years following Mr. Yarmuth’s termination as an employee of the Company and potential termination payments to Mr. Yarmuth of two times his then current annual salary.

On September 30, 2005, the Company entered into an Executive Change Of Control Security Agreement with Mary A. Yarmuth, Senior Vice President Service Development, in connection with the disposition of its adult day care operations to Active Service Corporation. The Agreement provides that a $50,000 bonus would be paid to Mrs. Yarmuth upon the closing date. In addition, the Agreement provides that if Mrs. Yarmuth’s employment with the Company terminated within 90 days of the closing date, following her execution of a general release, she would be paid severance in the amount of $323,044 (the “Separation Pay”). If Mrs. Yarmuth is re-employed by the Company or is employed by Active Service Corporation on or after 90 days following the closing date and before 27 months following the closing date, a portion of the Separation Pay must be returned to the Company pursuant to a formula set forth in the Agreement. The Agreement also provides for a two-year covenant not to compete with the Company in the home health care field and a two-year non-solicitation covenant. Mrs. Yarmuth’s employment with the Company terminated on the closing date.

Option Grants in Last Fiscal Year

There were no grants of stock options to the executive officers named in the Summary Compensation Table in the fiscal year ended December 31, 2005.

OPTION EXERCISES IN FISCAL 2005 AND DECEMBER 31, 2005 VALUES

As set forth below, five executive officer exercised stock options during the year ended December 31, 2005. In addition, set forth below is information with respect to the number and value of unexercised stock options held by the executive officers named in the summary Compensation Table at December 31, 2005.

Aggregated Options Exercise in the Last Fiscal Year
and Fiscal Year-End Option Values

	Shares Acquired on	Value	Number of Securities Underlying Unexercised Options At December 31, 2005		Value of Unexercised In- The-Money At December 31, 2005 (1)
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
William B. Yarmuth	50,000	$648,750	200,000	0	$2,956,250	$0
C. Steven Guenthner	15,000	$189,375	40,000	0	$591,250	0
Mary A. Yarmuth	55,000	$700,625	0	0	0	0
Patrick T. Lyles	0	0	45,000	0	$682,188	0
Anne T. Liechty	3,000	$37,875	17,500	0	$256,094	0

(1) These amounts represent the market value less the exercise price. The market value of the Common Stock was $16.00 based on the closing bid price per share at December 30, 2005, on the Nasdaq Small Cap System.

COMPENSATION COMMITTEE REPORT

Compensation Policies

The Compensation Committee of the Board is comprised of Messrs. Bing, Goldberg, McClinton, Reed, Smith and Wilburn, each a non-employee director of the Company. The Compensation Committee is responsible for advising the Board on matters relating to the compensation of the Company’s executive officers and administering the Company’s stock option plans. Under rules established by the Securities and Exchange Commission, the Compensation Committee is required to disclose: (1) the committee’s compensation policies applicable to the Company’s executive officers; (2) the relationship of executive compensation to corporate performance; and (3) the committee’s basis for determining the compensation of the Company’s chief executive officer. Pursuant to those requirements, the committee has prepared this report for inclusion in the proxy statement.

The Compensation Committee’s policies concerning the compensation of the Company’s executive officers are summarized as follows:

•      Compensation awarded by the Company should be effective in attracting, motivating and retaining key executives;

•      Executive officers of the Company should be compensated at a level which is comparable to other executives with similar skills and qualifications; and

•      The Company’s compensation programs should give executive officers a financial interest in the Company similar to the interests of the Company’s stockholders.

The Company’s executive officers are compensated through a combination of salary, bonuses (when appropriate) and grants of stock options under the Company’s option plans. The annual salaries of the Company’s executives are reviewed from time to time by the Compensation Committee. The Compensation Committee recommends to the Board that adjustments be made where necessary in order for the annual salaries of the Company’s executives to be competitive with the salaries of other executives with similar skills and qualifications. Officers of the Company are eligible for performance based cash incentives based on the Compensation Committee’s subjective determination of performance in conjunction with a review of the Company’s achievement of annual goals and objectives established by the Compensation Committee. For fiscal 2005 the Compensation Committee also awarded discretionary bonuses related to the extraordinary effort of the executive officers in connection with the sale of the Adult Day Care segment. The Compensation Committee is currently considering additional bonus amounts for 2005 performance, in consultation with a nationally recognized human resource consultant. The Compensation Committee is considering several factors, including the Company’s earnings per share, the strength of the Company’s balance sheet, and the increase in the Company’s market capitalization. Although the Compensation Committee has made no final decisions with respect to such bonuses, the Compensation Committee notes that the Company’s performance in these areas was favorable in 2005.

The Compensation Committee has periodically granted stock options under the Company’s option plans in order to provide executive officers and other employees with an additional incentive to strive for the success of the Company’s business so as to increase the price of the Company’s Common Stock. With respect to the 2005 fiscal year, the Compensation Committee did not grant options for shares of Common Stock to the executive officers named in the Summary Compensation Table. The Compensation Committee believes that equity-based incentives are a valuable tool in encouraging executive officers to align their interests with the interests of the stockholders and to manage the Company for the long term. The Compensation Committee is currently reviewing the equity-based component of its executive compensation.

Compensation of the Chief Executive Officer

William B. Yarmuth, the Chairman, President and Chief Executive Officer of the Company, is eligible to participate in the same executive compensation plans available to the Company’s other executive officers. Mr. Yarmuth’s salary of $250,000 for the 2005 fiscal year was determined pursuant to his employment agreement. Mr. Yarmuth received a $50,000 bonus during 2005 for the Adult Day Care sale and may receive an additional performance-based bonus for 2005 performance. See discussion regarding incentive compensation under “Compensation Policies” above.

OBRA Deductibility Limitation

Under the Omnibus Budget Reconciliation Act of 1993 (“OBRA”), subject to certain exceptions and transition provisions, the allowable deduction for compensation paid or accrued with respect to the chief executive officer and each of the four most highly compensated executive officers of a publicly held corporation, is limited to $1 million per year, per executive officer. The Company has determined not to take any actions at this time with respect to its compensation plans that might be necessary to exempt compensation under such plans from the OBRA deductibility limitation.

All members of the Compensation Committee concur in this report.

Compensation Committee:	Steven B. Bing	W. Earl Reed, III
	Jonathan D. Goldberg	Wayne T. Smith
	Donald G. McClinton	Tyree G. Wilburn

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of the Board is comprised of Messrs. Bing, Goldberg, McClinton, Reed, Smith and Wilburn, each a non-employee director of the Company. None of our executive officers serve on the Compensation Committee or board of directors of any other company of which any members of our Compensation Committee or any of our directors is an executive officer.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board is composed of three directors, all of whom meet the current Nasdaq Marketplace Rules test for independence. The Committee acts under a written charter adopted by the Board. The Audit Committee has prepared the following report on its activities with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2005 (the “Audited Financial Statements”).

•      The Audit Committee reviewed and discussed the Company’s Audited Financial Statements with management;

•      The Audit Committee discussed with Ernst & Young LLP, the Company’s independent auditors for fiscal 2005, the matters required to be discussed by Statements on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380);

•      The Audit Committee received from the independent auditors the written disclosures regarding auditor independence and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with Ernst & Young LLP its independence from the Company and its management, and considered whether Ernst & Young LLP’s provision of non-audit services to the Company was compatible with the auditor’s independence; and

•      The Audit Committee reviewed the selection, application and disclosure of critical accounting policies; and

•      Based on the review and discussion referred to above, and in reliance thereon, the Audit Committee recommended to the Board that the Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the U.S. Securities and Exchange Commission.

All members of the Audit Committee concur in this report.

Audit Committee:	Jonathan D. Goldberg
W. Earl Reed, III
Tyree G. Wilburn

Fees Paid to the Independent Auditors

Audit Fees

Ernst & Young LLP charged to the Company an aggregate amount of $216,000 and $195,000 for professional services rendered for fiscal year 2005 and fiscal year 2004, respectively, for the audit of the Company’s annual financial statements, the reviews of the Company’s financial statements included in the Company’s reports on Form 10-Q, and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years.

Audit-Related Fees

Ernst & Young LLP charged to the Company an aggregate amount of $14,000 and $26,000 for assurance and related services rendered for fiscal year 2005 and fiscal year 2004, respectively, that are reasonably related to the performance of the audit or review of the Company’s financial statements other than the fees disclosed in the foregoing paragraph.

Tax Fees

Ernst & Young LLP charged to the Company an aggregate amount of $66,795 and $73,600 for professional services rendered for fiscal year 2005 and fiscal year 2004, respectively, for tax compliance, tax advice, and tax planning.

All Other Fees

Ernst & Young LLP did not bill the Company for any fees for products and services rendered in 2005 and 2004, other than those reported in the foregoing paragraphs.

Pre-Approval Policies and Procedures

During fiscal year 2005, the Audit Committee approved all audit, audit related and non-audit services provided to the Company by Ernst & Young LLP before management engaged the auditor for those purposes. The Audit Committee’s current practice is to consider for pre-approval all audit, audit related and non-audit services proposed to be provided by our independent auditors for the fiscal year.

COMPARISON OF FIVE-YEAR CUMULATIVE STOCKHOLDER RETURN

The graph that follows compares the cumulative return experienced by holders of the Company’s Common Stock during the last five fiscal years and the nine months ended December 31, 2001 to the returns of the Russell 2000 Index and the returns of two peer group indices, each comprised of other publicly-traded companies within the healthcare industry. The graph assumes the investment of $100 on March 31, 2000 in the Company’s Common Stock and each of the indices, and the reinvestment of all dividends paid during the period of the securities comprising the indices.

The new peer group includes the following companies: Amedisys Inc, Gentiva Health Services Inc., LHC Group, Inc. and National Home Healthcare Corporation. In addition to the Company, the old peer group includes the following companies:  Amedisys Inc.; Apria Healthcare Group Inc.; Beverly Enterprises Inc.; Gentiva Health Services Inc.; ManorCare Inc.; National Home Health Care Corporation; New York Health Care Inc.; Res-Care, Inc.; and Sunrise Senior Living Inc.

	Cumulative Total Return
	3/00	3/01	12/01	12/02	12/03	12/04	12/05

ALMOST FAMILY	100.00	217.78	567.11	246.76	318.22	523.73	568.89

RUSSELL 2000	100.00	84.67	92.81	73.80	108.68	128.60	134.45

NEW PEER GROUP	100.00	251.57	300.08	367.27	561.61	875.86	953.05

OLD PEER GROUP	100.00	161.61	188.28	146.51	251.89	287.65	318.42

STOCKHOLDER PROPOSALS

Under Rule 14a-8 promulgated under the Exchange Act, stockholders may present proposals to be included in the Company proxy statement for consideration at the next annual meeting of its stockholders by submitting their proposals to the Company in a timely manner. Any such proposal must comply with Rule 14a-8.

The Company’s by-laws, copies of which are available from the Company’s Secretary, require stockholders who intend to propose business for consideration by stockholders at an annual meeting, other than stockholder proposals that are included in the proxy statement, to give written notice to the President or Secretary of the Company not less than thirty days before the annual meeting. This notice must include a brief description of the business desired to be brought before the annual meeting, the name and address, as they appear on the Company’s books, of the stockholder proposing such business and any other stockholders known to support such business, the class and number of shares of the Company which are beneficially owned by such stockholder on the date of such stockholder’s notice and by any other stockholders known by such stockholder to support such business on the date of such notice and any material interest the stockholder has in such business. Similar requirements are set forth in the Company’s by-laws with respect to stockholders desiring to nominate candidates for election as director. See “Policy Regarding Consideration of Candidates for Director” in this proxy statement for more information. If a stockholder submitting a matter to be raised at the Company’s next annual meeting desires that such matter be included in the Company’s proxy statement, such matter must be submitted to the Company no later than December 22, 2006.

SEC rules set forth standards for what stockholder proposals the Company is required to include in a proxy statement for an annual meeting.

STOCKHOLDERS’ COMMUNICATIONS WITH THE BOARD

Stockholders that want to communicate in writing with the Board, or specified directors individually, may send proposed communications to the Company’s Secretary, C. Steven Guenthner, Almost Family, Inc., 9510 Ormsby Station Road, Suite 300, Louisville, Kentucky

40223. The proposed communication will be reviewed by the Audit Committee and the general counsel. If the communication is appropriate and serves to advance or improve the Company or its performance, contains no objectionable material or language, is not unreasonable in length, is directly applicable to the business of the Company, it is expected that the communication will receive favorable consideration for presentation to the Board or appropriate director(s).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of stock ownership and reports of changes in stock ownership and to provide the Company with copies of all such filed forms. Section 16(b) of the Securities Exchange Act of 1934 provides that any profit realized by an insider from any purchase and sale, or sale and purchase, of the Company’s equity securities within less than six months must be disgorged to the Company. Based solely on its review of such copies or written representations from reporting persons, the Company believes that all Section 16(a) reports were filed on a timely basis during fiscal 2005, except for late filings described herein related to the Company’s Non-Employee Directors Deferred Compensation Plan (the “Plan”). Under the Plan, non-employee directors can elect to cause their director compensation to be converted on a quarterly basis into phantom shares of common stock. Although the quarterly grants of the phantom shares are transactions exempt from the Section 16(b) liability provisions, Section 16(a) requires that the grants be reported. With respect to grants of phantom shares under the Plan, Mr. Goldberg inadvertently failed to timely file seventeen Forms 4 for an equal number of grants from fiscal 2001 through fiscal 2005, Mr. McClinton inadvertently failed to timely file seventeen Forms 4 for an equal number of grants from fiscal 2001 through fiscal 2005, Mr. Reed inadvertently failed to timely file five Forms 4 for an equal number of grants from fiscal 2001 through fiscal 2002 and Mr. Smith inadvertently failed to timely file fifteen Forms 4 for an equal number of grants from fiscal 2001 through fiscal 2005. Each director reported these transactions subsequently on Forms 5 filed on February 14, 2006. The Company has implemented steps designed to prevent such late filings with respect to the Plan in the future. The Company has previously reported in its annual proxy statement to stockholders the number of phantom shares allocated to each non-employee director.

FORM 10-K

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, accompanies this proxy statement. The Company’s Annual Report does not form any part of the material for solicitation of proxies.

Any stockholder who wishes to obtain a copy of the Company’s Annual Report on From 10-K for fiscal 2005, which includes financial statements and financial statement schedules, and is required to be filed with the Securities and Exchange Commission, may send a written request to C. Steven Guenthner, Almost Family, Inc., 9510 Ormsby Station Road, Suite 300, Louisville, Kentucky 40223. The Company charges $0.25 per page for exhibits to cover the Company’s costs in furnishing such copies.

OTHER BUSINESS

The Board is not aware of any other matters to be presented at the Annual Meeting other than those set forth herein and routine matters incident to the conduct of the meeting. If any other matters should properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the proxy, or their substitutes, intend to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

C. Steven Guenthner
Secretary

Louisville, Kentucky

April 21, 2006

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY ALMOST FAMILY, INC.

ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

			For	With- hold	For All Except
		1. ELECTION OF DIRECTORS: (except as marked to the contrary below):	☐	☐	☐

The undersigned, a stockholder of ALMOST FAMILY, INC., a Delaware corporation (the “Company”), hereby appoints WILLIAM B. YARMUTH and C. STEVEN GUENTHNER, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting on Monday, May 22, 2006, at 9:00 a.m. local time, and at any adjournment thereof.

The undersigned hereby instructs said proxies or their substitutes:

William B. Yarmuth, Steven B. Bing, Donald G. McClinton,
Tyree G. Wilburn, Jonathan D. Goldberg, W. Earl Reed, III and
Henry M. Altman, Jr.

INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

			For	Against	Abstain
		2. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP as independent auditors for the Company.	☐	☐	☐

3. DISCRETIONARY AUTHORITY: To vote with discretionary authority with respect to all other matters which may properly come before the Annual Meeting.

Please be sure to sign and date this Proxy in the box below.	Date

This proxy, when properly executed, will be voted in accordance with any directions hereinbefore given.  UNLESS OTHERWISE SPECIFIED, THE PROXY WILL BE VOTED FOR ELECTION OF THE INDIVIDUALS NOMINATED AS DIRECTORS AND FOR APPROVAL OF PROPOSAL 2.

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES LISTED ABOVE AND FOR PROPOSAL 2.

Stockholder sign above	Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided

ALMOST FAMILY, INC.
9510 Ormsby Road, Suite 300, Louisville, Kentucky 40223

Please sign exactly as name appears on label. If shares are held by joint tenants, all parties in the joint tenancy must sign. When signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing.  If a corporation, please sign in full corporate name by president or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

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